EXHIBIT 10.9

SERIES A PREFERRED STOCK, COMMON STOCK AND

WARRANT PURCHASE AGREEMENT

(Note and Warrant Consideration)

THIS SERIES A PREFERRED STOCK, COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 3rd day of July, 2006, by and between VELOCITY EXPRESS CORPORATION, a Delaware corporation (the “Buyer”) and EXETER CAPITAL PARTNERS IV, L.P., a Delaware limited partnership (the “Seller”).

W I T N E S S E T H:

WHEREAS, Seller is the record owner of 65,617 shares (the “Shares”) of Series A Preferred Stock, of CD&L, Inc., a Delaware corporation (the “Company”) which may be converted into a total of 656,170 shares of Common Stock of the Company; and

WHEREAS, Seller is also the record owner of 328,084 additional shares (the “Common Shares”) of Common Stock of the Company; and

WHEREAS, Seller has been issued and currently holds a Warrant pursuant to a Warrant Agreement (as defined below) (the “Warrant”) entitling Seller to purchase up to 84,375 shares of Common Stock of the Company; and

WHEREAS, Seller desires to sell and transfer to Buyer and Buyer desires to purchase and acquire from Seller, all of the Shares, Common Shares and the Warrant, all upon the terms and conditions hereinafter set forth; and

WHEREAS, prior to the execution and delivery of this Agreement, the Board of Directors of the Company has duly and validly taken all actions required to: (a) approve the execution and delivery of that certain Agreement and Plan of Merger of even date herewith, by and between the Company, Buyer and CD&L Acquisition Corp., a Delaware corporation (the “Merger Agreement”); (b) prevent any right issued pursuant to that certain Stockholder Protection Rights Agreement, dated as of December 27, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent, and amended as of April 14, 2004 (the “Stockholder Protection Rights Agreement”) from being exercisable pursuant to the Stockholder Protection Rights Agreement as a result of the transactions contemplated herein and under the Merger Agreement; (c) prevent any Separation Time (as such term is defined in the Stockholder Protection Rights Agreement) from occurring as a result of the transactions contemplated herein or under the Merger Agreement; (d) waive any and all rights the Company may have under that certain Warrant Agreement dated as of January 29, 1999 by and among the Company, Seller, Paribas (as defined below) and Exeter Venture Lenders, L.P. (“Exeter Venture”) (the “Warrant Agreement”) which would restrict, prevent or inhibit the consummation of the transactions contemplated in this Agreement, including, without limitation, any right to request a legal opinion from Seller or Paribas with respect to the transactions contemplated in this Agreement pursuant to Section 14(b) of the Warrant Agreement and any rights of first offer pursuant to Section 14(d) of the Warrant Agreement; (e) waive any and all rights the Company may have under that certain Restructuring and Exchange Agreement dated as of April 14, 2004 by and among the Company, Seller, Paribas, Exeter Venture and the individuals listed therein as “Investors” (the “Restructuring Agreement”) which would restrict, prevent or inhibit the consummation of the transactions contemplated under this Agreement, including, without limitation, any obligation of Seller or Paribas to provide an opinion of counsel under Section 5.9 of the Restructuring Agreement in connection with the transactions contemplated in this Agreement and the obligation of any holder (“Holders”) of Series A Convertible Subordinated Debentures (the “Debentures”) to provide an opinion of counsel under Section 6.9 of the Restructuring Agreement with respect to the transfer of the Debentures as contemplated in the Series A Convertible Subordinated Debenture Purchase Agreement by and between the Holders and Buyer; (f) waive any rights which the Company may own or posses to redeem the Shares under that certain Certificate of Designations, Preferences and Rights of Series A Convertible Redeemable Preferred Stock of CD&L, Inc. filed with the Secretary of State of the State of Delaware on April 14, 2004 (the “Certificate of Designations”) until the later of: (i) the expiration of the First Purchaser Restricted Period (as defined in the Merger Agreement); and (ii) ten (10) days after the expiration of the Second Purchaser Restricted Period (as defined in the Merger Agreement), if any; and (g) waive the applicability of Section 203 of the Delaware General Corporation Law with respect to the Company and the transactions contemplated herein and under the Merger Agreement; and

WHEREAS, prior to the execution and delivery of this Agreement, BNP Paribas (“Paribas”) or the “Investor”) has, conditioned upon the execution and delivery of the Merger Agreement (“Prior Transaction One”) and the closing of the transaction contemplated between Buyer and Seller surrounding the purchase and sale of the Senior Secured Note (as defined below) and Buyer Warrants (as defined below) (“Prior Transaction Two”) (Prior Transaction One and Prior Transaction Two may be collectively referred to herein as the “Prior Transactions”): (a) duly and validly consented to the sale and transfer of the Shares, Common Shares and the Warrant from Seller to Buyer, as contemplated by this Agreement; (b) waived any and all rights of co-sale which the Investor may have in connection with the transactions contemplated hereunder pursuant to that certain Stockholders Agreement dated April 14, 2004 by and among the Company and certain stockholders of the Company (the “Stockholders Agreement”) including, without limitation, any rights of co-sale under Section 2.1 of the Stockholders Agreement; and (c) waived any and all tag along rights which the Investor may have pursuant to the Warrant Agreement, including, without limitation, any tag along rights under Section 15 of the Warrant Agreement (the foregoing collectively referred to as the “Consent and Waiver”); and

WHEREAS, prior to the execution and delivery of this Agreement and conditioned upon the consummation of the Prior Transactions, the Investor has, as a holder of Preferred Stock and pursuant to Section 5.2(b) of the Stockholders Agreement, consented to the Company entering into the Merger Agreement; and

WHEREAS, prior to the execution and delivery of this Agreement and conditioned upon the consummation of the Prior Transactions, the Investor and other Stockholders (as such term is defined in the Stockholders Agreement) have waived any and all rights of first refusal the Investor or other Stockholders may have in connection with the transactions contemplated hereunder pursuant to the Stockholders Agreement, including, without limitation, all rights of first refusal provided for under Section 3.1 of the Stockholders Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which by each of the parties hereto is hereby acknowledged, it is agreed as follows:

1. Purchase of Shares, Common Shares and Warrant; Purchase Price. Subject to the terms and conditions hereinafter set forth, Seller agrees to assign, transfer and deliver to Buyer, and Buyer agrees to purchase and acquire from Seller, on the Closing Date, all of Seller’s right, title and interest in and to all the Shares, Common Shares and the Warrant in exchange for a Senior Secured Note of Buyer in the principal amount of $3,205,000.00 (the “Senior Secured Note”) together with a Warrant to purchase 1,105,187 shares of Common Stock of Buyer (the “Buyer Warrant”). In connection with the issuance of the Senior Secured Note and the Buyer Warrant, Seller agrees to execute and deliver to Buyer each of the documents annexed hereto as Exhibit “A” (the “Debt Financing Documents”).

2. Closing.

(a) Closing. The closing (the “Closing”) of the transactions contemplated under this Agreement shall take place upon execution and delivery of this Agreement and each document or instrument to be delivered hereunder by each of the parties hereto and delivery by Buyer of the Senior Secured Note and Warrant to Seller and the simultaneous execution and delivery of the Merger Agreement and funding of the Paying Agent with the Merger Consideration as required thereunder (the “Closing Date”).

(b) Seller Closing Deliveries. At Closing, Seller shall deliver to Buyer the following:

(i) an executed original of this Agreement;

(ii) the certificates representing the Shares, Common Shares and the Warrant (or to the extent that such certificates representing the Shares, Common Shares and the Warrant have been lost or destroyed, an affidavit of lost stock certificate representing the Shares, Common Shares and the Warrant) together with a duly executed Stock and Warrant Power in the form attached hereto as Exhibit “B” (the “Stock and Warrant Power”);

(iii) duly executed originals of the Debt Financing Documents; and

(iv) a counterpart to the Consent and Waiver, duly executed by Seller.

(c) Buyer Closing Deliveries. At Closing, Buyer shall deliver: (i) to Seller, an executed original of this Agreement, an original Senior Secured Note and Buyer Warrant andexecuted copies of the Debt Financing Documents; and (ii) to the Company, an executed Waiver.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

3.1 Authorization. Seller is duly organized, validly existing and in good standing under the laws of its state of organization. Seller has the full right, power, legal capacity and authority to execute this Agreement and to perform all of the agreements, undertakings, covenants, representations and warranties herein contained. This Agreement has been duly executed and delivered by Seller and constitutes Seller’s legal, binding and enforceable obligation, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and subject to remedies, the enforcement of which vests in the discretion of courts of equitable jurisdiction. Seller is not currently subject to any voluntary and to its knowledge any involuntary, bankruptcy or insolvency proceedings.

3.2 Title to Shares, Common Shares and Warrants. Seller is the sole owner of the Shares, Common Shares and Warrants. Subject to the consents and waivers being obtained as provided in the recitals to this Agreement, (a) Seller has the unrestricted right to sell and transfer the Shares, Common Shares and Warrants to Buyer and to assign its rights pursuant to the Accompanying Agreements (as defined below) to Buyer, and (b) pursuant to the terms hereof Seller will transfer and deliver to the Buyer the Shares, Common Shares and Warrants free and clear of all liens, encumbrances, options, or other adverse claims (as defined in Article 8 of the Uniform Commercial Code as in effect in the State of New York) of any kind whatsoever.

3.3 No Violation. Subject to the consents and waivers that have been obtained as provided in the recitals to this Agreement, the execution of this Agreement and the delivery of the Shares, Common Shares and the Warrant by Seller to Buyer and the performance by Seller of its respective obligations hereunder and the consummation by Seller of the transactions contemplated by this Agreement will not: (a) contravene any provision of the Certificate of Incorporation of Seller; or (b) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, the Warrant itself or any contract or agreement which is applicable to or binding upon or enforceable against Seller.

3.4 Section 16 of the Exchange Act. If Seller is the beneficial owner of more than 10% of any class of equity security of the Company and is subject to the reporting and short-swing liability provisions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), Seller hereby represents and warrants to Buyer that: (i) Seller has not acquired any securities of the Company within the six (6) month period ending on the date of this Agreement; (ii) the consummation of the transactions set forth herein by Seller will not result in a nonexempt short-swing transaction under Section 16 of the Exchange Act with respect to Seller; and (iii) consummation of the transactions set forth herein by Seller will not result in liability under Section 16(b) of the Exchange Act to Seller, Buyer or the Company.

3.5 Exclusivity of Representations. EXCEPT AS PROVIDED HEREIN, SELLER EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES.

4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

4.1 Authorization. Buyer is duly organized, validly existing and in good standing under the laws of its state of organization and was not organized for the specific purpose of acquiring the Shares, Common Shares or the Warrant. Buyer has the full right, power, legal capacity and authority to execute this Agreement and to perform all of the agreements, undertakings, covenants, representations and warranties herein contained. The execution and delivery of this Agreement and the issuance of the Senior Secured Note and Buyer Warrant has been duly authorized by all necessary Buyer corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes Buyer’s legal, binding and enforceable obligation, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and subject to remedies, the enforcement of which vests in the discretion of courts of equitable jurisdiction.

4.2 No Violation. Subject to the consents and waivers that have been obtained as provided in the recitals to this Agreement, the execution of this Agreement and the delivery of the Senior Secured Note and Buyer Warrant by Buyer to Seller and the performance by Buyer of its respective obligations hereunder and the consummation by Buyer of the transactions contemplated by this Agreement will not: (a) contravene any provision of the Certificate of Incorporation of Buyer; or (b) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, the Senior Secured Note or Buyer Warrant, any contract or agreement which is applicable to or binding upon or enforceable against Buyer.

4.3 Purchase Entirely for Own Account. Buyer hereby represents and warrants that the Shares, Common Shares and the Warrant are being purchased for Buyer’s own account and for investment and without the intention of reselling or redistributing the same, that Buyer has made no agreement with others regarding any of such Shares, Common Shares and the Warrant and that Buyer’s financial condition is such that it is not likely that it will be necessary to dispose of any of such Shares, Common Shares and the Warrant in the foreseeable future. Buyer is aware that, in the view of the Securities and Exchange Commission, a purchase of the Shares, Common Shares and the Warrant with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company or its business, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares, Common Shares or the Warrant and for which the Shares, Common Shares and the Warrant were pledged as security, would represent an intent inconsistent with the representations set forth above.

4.4 Reliance Upon Seller’s Representations. Buyer understands that the Shares, Common Shares and Warrants will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), based on one or more exemptions therefrom, and that Buyer’s reliance on such exemption is predicated on Seller’s representations set forth herein. Buyer realizes that the basis for the exemption may not be present if, notwithstanding such representations Buyer intends to acquire the Shares, Common Shares or the Warrant for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.

4.5 Acknowledgement by Buyer. Buyer hereby acknowledges and agrees that it has conducted its own independent investigation, verification, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Seller and the Company, which investigation, review and analysis was conducted by Buyer to the extent Buyer deemed appropriate, by its representatives. Buyer has had the opportunity to review the public filings with the Securities and Exchange Commission relating to Seller and the Company and all documents delivered therewith (the “SEC Filings”). In entering into this Agreement, Buyer hereby acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinion of Seller or any persons affiliated with Seller, with respect to matters and operations of Seller and the Company and Buyer acknowledges and agrees, to the fullest extent permitted by law, that:

(a) Neither Seller nor any of its directors, officers, partners, members, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any oral or written representation or warranty, either express or implied (except the specific representations and warranties of the Seller as set forth in this Agreement), as to the accuracy or completeness of any of the information reviewed by Buyer; and

(b) Neither Seller nor any of its directors, officers, partners, members, employees, affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Buyer or its directors, officers, partners, employees, affiliates, controlling persons, agents or representatives on any basis (including in contract or tort, under United States securities laws or otherwise) based upon any information provided or made available, to Buyer or its directors, officers, employees, partners, members, affiliates, controlling persons, advisors, agents or representatives (or any omissions therefrom), except that the foregoing limitations shall not apply to Seller insofar as the Seller has made specific representations and warranties set forth in this Agreement.

4.6 No Further Representations. Buyer acknowledges that neither Seller nor any of its directors, officers, partners, members, employees, affiliates, controlling persons, agents, advisors or representatives make any representations as to the business, properties, financial condition or operating history of the Company or the success or viability of the business proposed to be conducted by the Company after the Closing Date.

4.7 Investment Experience; Risks. Buyer is able to bear the economic risk of the investment in the Shares, Common Shares and the Warrant. Buyer has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the prospective investment in the Shares, Common Shares and Warrant and is able to bear such risks. Buyer understands that an investment in the Shares, Common Shares and the Warrant is highly speculative but believes that the investment is suitable for Buyer based upon the investment objectives and financial needs of Buyer, and has adequate means for providing for its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Shares, Common Shares and the Warrant. Buyer recognizes that the prospective investment in the Shares, Common Shares and the Warrant involves a high degree of risk, including, but not limited to, the risks described in the SEC Filings.

4.8 Accredited Investor. Buyer is an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act.

4.9 Restricted Securities. Buyer realizes that (i) the purchase of the Shares, Common Shares and the Warrant is a long-term investment; (ii) Buyer must bear the economic risk of investment in the Shares and the Warrant for an indefinite period of time because the Shares and Warrant have not been registered under the 1933 Act and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act, or an exemption from such registration is available; and (iii) the transferability of the Shares and the Warrant is restricted. Buyer is aware that the Shares and the Warrant may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless the conditions of that Rule are met.

4.10 Exclusivity of Representations. EXCEPT AS PROVIDED HEREIN, BUYER EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES.

5. Assignment of Rights Under Accompanying Agreements. By execution and delivery of this Agreement and conditioned upon the consummation of the Prior Transactions, on the Closing Date, Seller shall grant, assign and transfer to Buyer Seller’s full right, title and interest in and to: (a) the Stockholders Agreement; (b) that certain Registration Rights Agreement dated as of April 14, 2004 by and between the Company and the Investors and certain other investors referenced therein (the “Company Registration Rights Agreement”); and (c) the Warrant Agreement (collectively, the “Accompanying Agreements”). Buyer hereby assumes all of the obligations of Seller pursuant to the Accompanying Agreements.

6. Delivery of Waiver. In addition to any other condition provided for herein, the Closing of this Agreement is expressly conditioned upon Buyer executing and delivering that certain Waiver (the “Waiver”) to Company, in the form attached hereto as Exhibit “C”.

7. Miscellaneous.

7.1 Notice.

(a) Any notice or other communication required or permitted

hereunder shall be in writing and shall be deemed to have been duly given on (i) the date of service if served personally; (ii) three (3) business days after the date of mailing, if mailed by first class mail, registered or certified, postage prepaid, return receipt requested; or (iii) one (1) business day after delivery to the courier if sent by private courier guaranteeing next day delivery, delivery charges prepaid.

(b) Notices shall be sent to the following addresses: (i) if to Buyer, to One Morningside Drive North, Building B, Suite 300, Westport, Connecticut, 06880, Attention: General Counsel, or such other address as may hereafter be designated in writing by Buyer, with a copy to Budd Larner, P.C., 150 John F. Kennedy Parkway, Short Hills, New Jersey 07078, Attn: James F. Fitzsimmons, Esq.; and (ii) if to Seller, to One Liberty Square, 12th Floor, Boston Massachusetts 02109, with a copy to Kirkpatrick & Lockhart Nicholson Graham LLP, 599 Lexington Avenue, New York, NY 10022, Attn: John W. Kaufmann, or such other address as may hereafter be designated in writing by the applicable Seller.

7.2 Severability. The invalidity of any provision of this Agreement, or part thereof, shall not affect the validity or enforceability of the remainder of such provision and/or this Agreement.

7.3. Benefit. All the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Buyer and the respective successors and assigns of each Seller.

7.4. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same Agreement. A facsimile signature to this Agreement of any party shall be considered to have the same binding legal effect as an original signature

7.5. Headings. The headings of the paragraphs of this Agreement are for convenience and reference only and do not constitute a part of this Agreement and in no way modify, interpret or construe the understanding of the parties hereto.

7.6. Governing Law; Jurisdiction.

(a) This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles to the conflicts of law thereof.

(b) Each party to this Agreement irrevocable consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the federal or state courts located within the jurisdiction of the United Stated District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each party to this Agreement irrevocably submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party to this Agreement further irrevocably consents to the service of process out of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in Section 7.1 hereof. Each party to this Agreement hereby irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in any of the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court is an inconvenient forum. Nothing in this Section shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

7.7. Entire Agreement. This Agreement, the Senior Secured Note, Buyer Warrant and Debt Financing Agreements constitute the entire understanding between the parties hereto and may not be changed, nor modified orally, but only by the amendment to the Agreement in writing, signed by the party against whom enforcement of any change or modification in sought.

7.8. Integration. This Agreement, the Senior Secured Note, Buyer Warrant and Debt Financing Agreements supersede all prior agreements and understandings among the parties to this Agreement and contains the full understanding of the parties hereto with respect to the subject matter hereof; and there are no representations, warranties, agreements or undertakings other than expressly contained herein or therein.

7.9 Interpretation. In all references herein to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require

7.10 Modification. This Agreement may be modified or amended only by a written instrument duly signed by all of the parties hereto or their respective successors or assigns.

7.11 Assignments and Successors. No party may assign any of its rights under this Agreement without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

7.12 Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns; provided, however, to the extent that the Company has any rights under the Warrants or Accompanying Agreements the Company shall be a third party beneficiary of this Agreement.

7.13 Further Assurances. Each Seller and Buyer, at their own cost and expense, promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

7.14 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

7.15 Recitals. The recitals to this Agreement are incorporated herein by this reference and shall be construed as if they are a part of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Buyer have executed this Series A Preferred Stock, Common Stock and Warrant Purchase Agreement as of the date first above written.

BUYER:

Velocity Express Corporation, a Delaware corporation

By:	/s/ Edward W. Stone
Print Name:	Edward W. Stone
Print Title:	Chief Financial Officer

SELLER:

Exeter Capital Partners IV, L.P.

By:	Exeter IV Advisors, L.P.,
General Partner

By:	Exeter IV Advisors, Inc.,
General Partner

By:	/s/ Kurt Bergquist
Print Name:	Kurt Bergquist
Print Title:	Vice President

[Signature Page to Series A Preferred Stock, Common Stock and Warrant Purchase Agreement – Exeter Capital (Note Purchase Price)]

EXHIBIT A

DEBT FINANCING AGREEMENTS

Unit Purchase Agreement

Indenture

Registration Rights Agreement

EXHIBIT B

STOCK AND WARRANT POWER

FOR VALUE RECEIVED, the undersigned, does, effective as of July 3, 2006 hereby sell, assign and transfer unto VELOCITY EXPRESS CORPORATION: (i) Sixty Five Thousand Six Hundred Seventeen (65,617) shares of Series A Preferred Stock of CD&L, Inc., a Delaware corporation; (ii) Three Hundred Twenty Eight Thousand Eighty Four (328,084) shares of Common Stock of CD&L, Inc., a Delaware corporation; and (iii) a Warrant entitling the undersigned to purchase up to Eighty Four Thousand Three Hundred Seventy Five (84,375) shares of Common Stock of CD&L, Inc., a Delaware corporation, represented by Stock Certificates No.          and No          and Warrant No.         , respectively, and does hereby irrevocably constitute and appoint the Secretary of the said corporation as attorney to transfer said stock and warrant on the books of said corporation with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned has set his hand as of the 3rd day of July, 2006.

[Medallion Guarantee]		Exeter Capital Partners IV, L.P., a Delaware limited partnership

		By:	Exeter IV Advisors, L.P.,
General Partner

		By:	Exeter IV Advisors, Inc.,
General Partner

By:	/s/ Edmund Go	By:	/s/ Kurt Bergquist
		Print Name:	Kurt Bergquist
		Print Title:	Vice President

EXHIBIT C

WAIVER